Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Vintage Petroleum, Inc. 401(k) Plan (the “Plan”) on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, William C. Barnes, Chief Financial Officer of Vintage Petroleum, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

/s/ William C. Barnes

William C. Barnes Chief Financial Officer June 27, 2003

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.